UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

5E ADVANCED MATERIALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41279	87-3426517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9329 Mariposa Road, Suite 210
Hesperia, California		92344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (442) 221-0225

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	FEAM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 28, 2024, 5E Advanced Materials, Inc. (the “Company”) entered into a second amendment (“Amendment No. 2”) to its Amended and Restated Note Purchase Agreement, dated as of January 19, 2024 (as amended, the “Existing Note Purchase Agreement”) by and among the Company, BEP Special Situations IV LLC (“Bluescape”), Ascend Global Investment Fund SPC, for and on behalf of Strategic SP (“Ascend” and, together with Bluescape, the “Purchasers”), Meridian Investments Corporation, and Alter Domus (US) LLC, as collateral agent, related to the Company’s outstanding 4.50% senior secured convertible notes (the “Existing Notes”).

Pursuant to Amendment No. 2, the Company agreed, among other things, to (i) issue and sell new senior secured convertible notes in an aggregate principal amount of $6.0 million (the “New Notes” and, collectively with the Existing Notes, the “Notes”) to Bluescape and Ascend, (ii) amend and restate the Existing Note Purchase Agreement in the form attached as Annex A to Amendment No. 2 (the “Amended and Restated Note Purchase Agreement”) and (iii) amend and restate the existing Amended and Restated Investor and Registration Rights Agreement (the “Existing IRRA”) among the Company, the Purchasers and the other parties thereto (as amended, the “Second Amended and Restated IRRA”). The transactions contemplated by Amendment No. 2, including the issuance and sale of the New Notes (the “Closing”), are subject to customary closing conditions set forth in Amendment No. 2.

New Senior Secured Convertible Notes

The New Notes, which will be issued in substantially the same form as the Existing Notes, will bear interest at a rate of 4.50% per annum, payable semi-annually beginning on August 15, 2024, or 10.00% per annum if the Company elects to pay such interest in kind through the delivery of additional Notes, and are initially convertible into an aggregate of approximately 3,902,439 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a conversion rate of 650.4065 shares of Common Stock per $1,000 principal amount of Notes (the “Conversion Rate”), representing a conversion price of approximately $1.5375 per share and the same Conversion Rate as the Existing Notes. The Conversion Rate for the New Notes is subject to adjustment in accordance with the terms of the Amended and Restated Note Purchase Agreement, including in connection with a Degressive Issuance (as defined below). The Notes are secured by substantially all of the Company’s assets and mature on August 15, 2028 (the “Maturity Date”).

The foregoing summary of the New Notes is qualified in its entirety by reference to the full text of New Notes, a form of which is attached as Exhibit E to the Amended and Restated Note Purchase Agreement included as Annex B to Amendment No. 2, which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Amended and Restated Note Purchase Agreement

Pursuant to Amendment No. 2, the Amended and Restated Note Purchase Agreement governing the Notes will be effective at the Closing.

The Amended and Restated Note Purchase Agreement provides that the Conversion Rate applicable to the New Notes will be subject to adjustment if, on or prior to December 31, 2024, the Company sells Common Stock or any other equity-linked securities at an effective price per share that is less than the conversion price then in effect, subject to certain exemptions (a “Degressive Issuance”). In the event of a Degressive Issuance, the Conversion Rate applicable to the New Notes will be adjusted based on the weighted average issuance price of the securities sold in such Degressive Issuance, as set forth in the Amended and Restated Note Purchase Agreement. Pursuant to the terms of the Amended and Restated Note Purchase Agreement, the Company will not be permitted to effect any Degressive Issuance that would result in an adjustment to the Conversion Rate that requires the approval of the Company’s stockholders pursuant to the listing standards of The Nasdaq Global Select Market, unless the Company has obtained such stockholder approval before such Degressive Issuance.

The Amended and Restated Note Purchase Agreement also modifies an existing provision applicable to the Existing Notes and the New Notes that provides for certain adjustments to the Conversion Rate to increase the number of shares of Common Stock issuable upon conversion of the Notes (the “Additional Shares”) in the event of certain change of control transactions or other events specified in the Existing Note Purchase Agreement (a “Make-Whole Fundamental Change”).

Under the Existing Note Purchase Agreement, the Conversion Rate will be increased by 104.0650 Additional Shares per $1,000 principal amount of Notes (the “Existing Make-Whole Adjustment”) in the event of a Make-Whole Fundamental Change.

Pursuant to the Amended and Restated Note Purchase Agreement, the Conversion Rate will be increased by up to 325.2033 Additional Shares per $1,000 principal amount of Notes, based on the timing of the Make-Whole Fundamental Change and the trading price of the Common Stock at such time or the cash received by holders of the Common Stock in connection with such Make-Whole Fundamental Change, as applicable, as further described in the Amended and Restated Note Purchase Agreement (the “Amended Make-Whole Adjustment”).

The Amended Make-Whole Adjustment is subject to approval by the Company’s stockholders pursuant to the rules and regulations of The Nasdaq Stock Market LLC (the “Stockholder Approval”). Prior to obtaining such Stockholder Approval, the Existing Make-Whole Adjustment will remain in effect for all Notes.

The foregoing summary of the Amended and Restated Note Purchase Agreement is qualified in its entirety by reference to the full text of Amended and Restated Note Purchase Agreement included as Annex B to Amendment No. 2, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Second Amended and Restated Investor and Registration Rights Agreement

In connection with the issuance and sale of the New Notes and pursuant to Amendment No. 2, the Company also agreed to enter into the Second Amended and Restated IRRA at the Closing. Pursuant to the Second Amended and Restated IRRA, the Company will grant the Purchasers registration rights for the shares of Common Stock underlying the New Notes, which are substantially similar to those granted under the Existing IRRA with respect to the shares of Common Stock underlying the Existing Notes.

The Second Amended and Restated IRRA will continue to provide the parties thereto with substantially the same director nomination rights set forth in the Existing IRRA, whereby each of Bluescape and Ascend (or such person as may be nominated by Ascend) has the right, so long as such party beneficially owns (i) at least twenty-five percent (25%) of the outstanding principal amount of the Notes or (ii) at least ten percent (10%) of the outstanding shares of Common Stock, to designate one (1) individual to the Company’s board of directors.

The foregoing summary of the Second Amended and Restated Investor and Registration Rights Agreement is qualified in its entirety by reference to the full text of the Second Amended and Restated Investor and Registration Rights Agreement, a form of which is attached as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Current Report is incorporated herein by reference. The securities will be offered in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Assuming the Company elects to pay interest on all of the New Notes in kind through the delivery of additional Notes, a total of up to 5,890,604 shares of Common Stock are initially issuable upon conversion of such Notes at the current Conversion Rate of 650.4065 shares of Common Stock per $1,000 principal amount of Notes.

Prior to the Company obtaining Stockholder Approval for the Amended Make-Whole Adjustment, and assuming the Company elects to pay interest on all of the Existing Notes and New Notes in kind through the delivery of additional Notes, a total of up to 72,152,224 shares of Common Stock would be issuable upon conversion of such Notes in the event of a Make-Whole Fundamental Change occurring on the Maturity Date.

Assuming the Company obtains Stockholder Approval for the Amended Make-Whole Adjustment and the Company elects to pay interest on all of the Existing Notes and New Notes in kind through the delivery of additional Notes, a total of up to 108,228,341 shares of Common Stock would be issuable upon conversion of such Notes in the event of a Make-Whole Fundamental Change occurring on the Maturity Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 2 to the Amended and Restated Note Purchase Agreement, dated May 24, 2024.
10.2	Form of Second Amended and Restated Investor and Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

5E Advanced Materials, Inc.

Date:	May 28, 2024	By:	/s/ Paul Weibel
Paul Weibel Chief Financial Officer